Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MVB Financial Corp.

301 Virginia Avenue

Fairmont, West Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-186910, 333-189512, 333-225392, 333-260228 and 333-266266) and on Forms S-3 (333-261539, 333-180317) of MVB Financial Corp. and its subsidiaries of our report dated March 29, 2022, relating to the consolidated financial statements of CalCon Mutual Mortgage LLC, which are included in this Current Report on Form 8-K/A dated December 15, 2022.

/s/ Spiegel Accountancy Corp.

Pleasant Hill, California
December 15, 2022